Exhibit 99.1

SUNSTONE HOTEL INVESTORS COMPLETES DISPOSITION OF TWO CHICAGO HOTELS, PROVIDES OPERATIONS UPDATE AND COMMENCES SHARE REPURCHASES

IRVINE, CA – March 17, 2022 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the lodging industry, today announced that it has completed the sale of the 368-room Embassy Suites Chicago and the 361-room Hilton Garden Inn Chicago Downtown/Magnificent Mile (the “Chicago Hotels”). The Chicago Hotels were sold for a combined gross sale price of $129.5 million, or $178,000 per key, which represents a 9.8x multiple on 2019 Hotel Adjusted EBITDAre and an 8.8% cap rate on 2019 Hotel Net Operating Income. The Chicago Hotels generated an IRR of approximately 9% for the Company over the life of the investment. The Company anticipates that the Chicago Hotels will generate a combined first quarter 2022 net loss before any gain on sale of $3.1 million to $3.6 million and Hotel Adjusted EBITDAre loss of approximately $2.0 million to $2.5 million through the date of sale.

Bryan Giglia, Chief Executive Officer, stated, “We are pleased to announce the sale of these two hotels as it marks our exit from the Chicago market, which has been hindered by excess supply and an inability to drive meaningful rate and profitability growth. We expect to recycle the proceeds into higher growth and greater per-share NAV enhancing investments. With these sales, we have now largely completed our non-core disposition program and we are actively looking to grow the portfolio through the addition of Long-Term Relevant Real Estate."

Operations Update

The Company’s operations for January and early February 2022 were impacted by group cancellations and lower business volumes as a result of a surge in Covid case counts associated with the Omicron variant. Beginning in February, as case counts declined, the Company began to see an increase in portfolio occupancy and an acceleration of forward booking activity. Total portfolio occupancy as of mid-March 2022 is at the highest level since the onset of the pandemic.

●	RevPAR at the comparable 12 hotels the Company owned during both 2022 and 2019 (the “12 Hotel Comparable Portfolio”) increased from 54% of 2019 levels in January 2022 to 80% of 2019 levels for the first 14 days of March 2022.
●	First quarter 2022 RevPAR for the Company’s 12 Hotel Comparable Portfolio through March 14, 2022 was $134.14 which is 67% of the same time period in 2019.
●	As of February 28, 2022, group revenue pace for the 12 Hotel Comparable Portfolio for Q2 through Q4 2022 was down only 17% as compared to the same time in 2019, with average rates approximately 5% higher than in 2019.
●	Weekly transient booking activity for the next six months has continued to accelerate in March and is nearing pre-pandemic run rates.
●	In the second quarter 2019, the 12 Hotel Comparable Portfolio generated RevPAR of $229.50. The Company currently anticipates that RevPAR at the 12 Hotel Comparable Portfolio for the second quarter 2022 will increase to approximately 80% of 2019 levels.

Operating Statistics for the 12 Hotel Comparable Portfolio were as follows:

	Occupancy		ADR		RevPAR
Month	2022	Change vs. 2019	2022	Change vs. 2019	2022	Change vs. 2019
January	37.9%	(49.3)%	$259.92	7.3%	$98.51	(45.5)%
February (1)	53.6%	(34.5)%	$278.64	7.9%	$149.35	(29.3)%
March (1)	64.3%	(24.5)%	$283.66	5.9%	$182.39	(20.1)%
Q1 2022 (1)	49.0%	(38.3)%	$273.75	7.9%	$134.14	(33.4)%

Operating Statistics for all 14 hotels currently owned by the Company were as follows:

Metric	January 2022	February 2022 (1)	March 2022 (1)	Q1 2022 (1)
Occupancy	37.9%	53.4%	64.1%	48.9%
ADR	$282.32	$299.25	$305.00	$295.12
RevPAR	$107.00	$159.80	$195.51	$144.31

(1)	Results for February and March 2022 are preliminary and may be adjusted during the month end closing process. Preliminary March and first quarter 2022 results reflect the first 14 days of March 2022.

Share Repurchase Update

On March 7, 2022, the Company announced that it had elected to terminate the covenant relief period associated with the amended debt agreements governing its credit and term loan facilities and senior unsecured notes. Prior to the termination of the covenant relief period, the Company was restricted from repurchasing its own stock. From March 8 through March 16, 2022, the Company repurchased 3.2 million shares of its common stock at an average price of $11.08 per share for a total repurchase price of $35.1 million. The Company has $464.9 million remaining under its existing share repurchase authorization. The authorization has no stated expiration date and future repurchases will depend on various factors, including the Company's capital availability and the price of the Company's common stock. The Company will provide the details of future stock repurchase activity, if any, as part of its quarterly financial reporting.

About Sunstone Hotel Investors

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”). Sunstone’s strategy is to create long-term stakeholder value through the acquisition, active ownership, and disposition of hotels considered to be Long-Term Relevant Real Estate®. For further information, please visit Sunstone’s website at www.sunstonehotels.com. The Company’s website is provided as a reference only and any information on the website is not incorporated by reference in this release.

For Additional Information:

Aaron Reyes

Chief Financial Officer

Sunstone Hotel Investors, Inc.

(949) 382-3018

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the impact the COVID-19 pandemic has on the Company’s business and the economy, as well as the response of governments and the Company to the pandemic, and how quickly and successfully effective vaccines and therapies are distributed and administered; increased risks related to employee matters, including increased employment litigation and claims for severance or other benefits tied to termination or furloughs as a result of temporary hotel suspensions or reduced hotel operations due to COVID-19; general economic and business conditions, including a U.S. recession or increased inflation, trade conflicts and tariffs, regional or global economic slowdowns and any type of flu or disease-related pandemic that impacts travel or the ability to travel, including COVID-19; the need for business-related travel, including the increased use of business-related technology; rising hotel operating costs due to labor costs, workers’ compensation and health-care related costs, utility costs, property and liability insurance costs, unanticipated costs such as acts of nature and their consequences and other costs that may not be offset by increased room rates; the ground or airspace leases for two of the hotels the Company has interests in as of the date of this release; the need for renovations, repositionings and other capital expenditures for the Company’s hotels; the impact, including any delays, of renovations and repositionings on hotel operations; new hotel supply, or alternative lodging options such as timeshare, vacation rentals or sharing services such as Airbnb, in the Company’s markets, which could harm its occupancy levels and revenue at its hotels; competition from hotels not owned by the Company; relationships with, and the requirements, performance and reputation of, the managers of the Company’s hotels; relationships with, and the requirements and reputation of, the Company’s franchisors and hotel brands; the Company’s hotels may become impaired, or its hotels which have previously become impaired may become further impaired in the future, which may adversely affect its financial condition and results of operations; competition for the acquisition of hotels, and the Company’s ability to complete acquisitions and dispositions; performance of hotels after they are acquired; changes in the Company’s business strategy or acquisition or disposition plans; the Company’s level of debt, including secured, unsecured, fixed and variable rate debt; financial and other covenants in the Company’s debt and preferred stock; the impact on the Company’s business of potential defaults by the Company on its debt agreements or leases; volatility in the capital markets and the effect on lodging demand or the Company’s ability to obtain capital on favorable terms or at all; the Company’s need to operate as a REIT and comply with other applicable laws and regulations, including new laws, interpretations or court decisions that may change the federal or state tax laws or the federal or state income tax consequences of the Company’s qualification as a REIT; potential adverse tax consequences in the event that the Company’s operating leases with its taxable REIT subsidiaries are not held to have been made on an arm’s-length basis; system security risks, data protection breaches, cyber-attacks and systems integration issues, including those impacting the Company’s suppliers, hotel managers or franchisors; other events beyond the Company’s control, including climate change, natural disasters, terrorist attacks or civil unrest; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre, excluding noncontrolling interest (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margin. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, excluding noncontrolling interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest as measures in determining the value of hotel acquisitions and dispositions.

We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre, excluding noncontrolling interest:

●	Amortization of contract intangibles: we exclude the noncash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the unfavorable tenant lease contracts recorded in conjunction with our acquisitions of the Boston Park Plaza and the Hilton Garden Inn Chicago Downtown/Magnificent Mile. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Acquisition costs: under GAAP, costs associated with acquisitions that meet the definition of a business are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company or our hotels.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; prior year property tax assessments or credits; the write-off of development costs associated with abandoned projects; property-level restructuring, severance and management transition costs; debt resolution costs; lease terminations; property insurance proceeds or uninsured losses; and other nonrecurring identified adjustments.

In addition, to derive Adjusted EBITDAre, excluding noncontrolling interest we exclude the noncontrolling partner’s pro rata share of the net (income) loss allocated to the Hilton San Diego Bayfront partnership, as well as the noncontrolling partner’s pro rata share of any EBITDAre and Adjusted EBITDAre components. We also exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels. In addition, we exclude the amortization of our right-of-use assets and liabilities as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre, excluding noncontrolling interest is not consistent with reflecting the ongoing performance of our assets.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Hotel Adjusted EBITDAre Reconciliation

Embassy Suites Chicago and Hilton Garden Inn Chicago Downtown/Magnificent Mile

(dollars in thousands)

			Plus:	Equals:		Less:	Equals:
			Depreciation &	Hotel	Hotel Adjusted		Hotel Net
	Total Revenues	Net Income	Other Adjustments	Adjusted EBITDAre	EBITDAre Margin	FF&E Reserve	Operating Income
Full Year 2019	$47,053	$7,228	$5,995	$13,223	28.1%	$(1,882)	$11,341
EBITDAre Multiple/Cap Rate (1)				9.8x			8.8%

(1)	EBITDAre Multiple calculated as gross sale price divided by Hotel Adjusted EBITDAre. Cap Rate calculated as Hotel Net Operating Income divided by gross sale price.

	First Quarter 2022 (1)
	Low	High
Net Loss	$(3,613)	$(3,113)
Depreciation and Other Adjustments	$1,113	$1,113
Hotel Adjusted EBITDAre	$(2,500)	$(2,000)

(1)	Reflects estimated financial metrics during the Company’s period of ownership through March 15, 2022. Net Loss is shown before any anticipated gain on sale.